EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE YEAR 2007 AND FOURTH QUARTER OF 2007

Rosemont, IL– January 30, 2008 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported a net loss for the year ended December 31, 2007 of $9.6 million, or ($0.89) per diluted common share, compared with net income of $46.2 million, or $4.15 per diluted common share, in 2006. The net loss in 2007 was primarily attributable to a non-cash, after-tax charge of $23.2 million, or $2.14 per share, for the write-off of goodwill in the fourth quarter. This one-time write-off of all of the Company’s recorded goodwill was driven by the trading of the Company’s common stock at a discount to book value and had no impact on the Company’s cash flows, tangible book value or regulatory capital. Excluding this one-time charge for the write-off of goodwill, net operating earnings were $13.7 million, or $1.25 per diluted common share. The largest component of the decline in operating earnings was attributable to a $31.9 million provision for loan losses in 2007, compared with a provision of $6.0 million in 2006. Additionally, net interest income in 2007 declined $6.5 million, or 5.8%, as a result of a lower net interest margin in 2007. Net income in 2006 included $15.5 million, or $1.39 per share, of tax benefits associated with the resolution of particular tax uncertainties.

The fourth quarter of 2007 reflected a net loss of $29.3 million, or ($2.78) per diluted share, compared with net income of $7.2 million, or $0.67 per diluted common share, in the third quarter of 2007. The decrease in income resulted primarily from a $23.2 million write-off of goodwill and a $23.0 million provision for loan losses in the fourth quarter, compared with a $3.4 million provision in the third quarter. The primary cause of the increased provision was further deterioration in loans relating to residential construction and land development. Net income in the third quarter of 2007 also included $2.2 million of loan syndication fees, while no such fees were received in the fourth quarter of 2007.

	4th Quarter		2007
	Amount	Per Share	Amount	Per Share
	Dollars in thousands, except per share data
Reported earnings	$(29,265)	$(2.78)	$(9,570)	$(0.89)
Goodwill impairment	23,237	2.21	23,237	2.14

Operating earnings (loss)	$(6,028)	$(0.57)	$13,667	$1.25

The Company is providing operating earnings in addition to reported results prepared in accordance with generally accepted accounting principles in order to provide users of the financial information a clearer indication of the results of the Company’s core business.

“I am confident in the market position we have established for ourselves in real estate and commercial and industrial lending”, said Bruce W. Taylor, Chairman and CEO. “We have a strong capital position, appropriate reserves and sufficient liquidity to manage our business effectively through the current economic challenges.”

Net Interest Income and Margin

Net interest income for the year ended December 31, 2007 decreased $6.5 million, or $6.3 million on a tax-equivalent basis, from 2006 despite a $70.5 million increase in average interest-earning assets compared with 2006. The tax-equivalent net interest margin was 3.33% for 2007, compared with 3.60% for 2006, a decline of 27 basis points that resulted from increases in funding costs outpacing the increase in yields on interest-earning assets.

Net interest income for the fourth quarter decreased $820,000, or $829,000 on a tax-equivalent basis, compared with net interest income for the third quarter of 2007. The tax-equivalent net interest margin declined 25 basis points to 3.08% in the fourth quarter of 2007 from 3.33% in the third quarter. The decline in net interest margin resulted from the decline in earning asset yields outpacing the decline in funding costs. Factors contributing to the lower total average earning asset yield in the fourth quarter of 2007 included the impact of an increase in investment securities that changed the asset mix for the quarter, a decline in the Prime interest rate on Prime-based loans and an increase in nonaccrual loans. The impact of the lower net interest margin was partially offset by a $153.2 million increase in quarterly average interest-earning assets.

The following table summarizes, for the periods indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended Dec. 31, 2007 Over Quarter Ended Sept. 30, 2007 INCREASE/(DECREASE)			Year Ended Dec. 31, 2007 Over Year Ended Dec. 31, 2006 INCREASE/(DECREASE)
	VOLUME	RATE	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$2,595	$393	$2,988	$407	$2,260	$2,667
Cash equivalents	(230)	(56)	(286)	(486)	4	(482)
Loans	(728)	(2,587)	(3,315)	5,792	(1,750)	4,042

Total interest-earning assets			(613)			6,227

INTEREST PAID ON:
Interest-bearing deposits	(423)	(861)	(1,284)	(268)	10,032	9,764
Total borrowings	1,814	(314)	1,500	2,202	580	2,782

Total interest-bearing liabilities			216			12,546

Net interest income, tax-equivalent	$1,160	$(1,989)	$(829)	$2,843	$(9,162)	$(6,319)

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2007		For Year Ended Dec. 31,
	Fourth Quarter	Third Quarter	2007	2006
INTEREST-EARNING ASSETS:
Investment securities	5.22%	5.08%	5.06%	4.71%
Cash equivalents	4.52	5.00	5.00	4.99
Loans	7.31	7.72	7.69	7.76

Total interest-earning assets (tax equivalent)	6.75	7.14	7.09	7.05

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.38	4.54	4.46	4.02
Other borrowings and interest bearing liabilities	4.87	5.35	5.33	5.22

Total interest-bearing liabilities	4.50	4.69	4.62	4.22

Net interest spread (tax equivalent)	2.25%	2.45%	2.47%	2.83%

Net interest margin (tax equivalent)	3.08%	3.33%	3.33%	3.60%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
	(in thousands)
Service charges	$2,022	$1,982	$1,961	$7,709	$7,738
Trust services	656	534	664	2,320	2,269
Investment management services	361	356	496	1,544	1,886
Loan syndication fees	—	2,200	817	2,600	1,317
Other noninterest income	573	332	807	2,146	2,561

	3,612	5,404	4,745	16,319	15,771

Other derivative income (expense)	270	159	(42)	392	494

Total noninterest income	$3,882	$5,563	$4,703	$16,711	$16,265

Noninterest income increased $446,000, or 2.7%, to $16.7 million for the year ended December 31, 2007, compared with noninterest income of $16.3 million in 2006. The increase in noninterest income related primarily to a $1.3 million increase in loan syndication fees in 2007. Noninterest income decreased $1.7 million to $3.9 million in the fourth quarter of 2007, from $5.6 million in the third quarter of 2007, due in large part to the recognition of $2.2 million in loan syndication fees in the third quarter.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical	$8,616	$7,724	$8,385	$32,977	$32,738
Incentives, commissions, and retirement	(291)	2,192	1,662	4,794	7,914

Total salaries and employee benefits	8,325	9,916	10,047	37,771	40,652
Goodwill impairment	23,237	—	—	23,237	—
Occupancy of premises, furniture and equipment	3,458	2,981	2,760	12,104	11,469
Legal fees, net	566	442	847	2,464	2,166
Other professional services	688	555	431	2,427	1,629
Computer processing	468	389	417	1,737	1,758
Advertising and public relations	474	490	523	1,510	1,525
Nonperforming asset expense	116	94	202	643	542
Other noninterest expense	3,420	3,192	3,480	12,632	13,518

Total noninterest expense	$40,752	$18,059	$18,707	$94,525	$73,259

Total noninterest expense in 2007 included a $23.2 million goodwill impairment charge. The Company tested its recorded goodwill for impairment in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, in recognition of the adverse business climate. The resulting goodwill impairment charge was driven by the trading of the Company’s common stock at prices below book value.

Excluding goodwill impairment, total noninterest expense for the year ended December 31, 2007 decreased $2.0 million, or 2.7%, from 2006. Lower salaries and employee benefits expense offset increases in occupancy, legal and other professional service fees. Salaries and employee benefits expense for 2007 declined $2.9 million, or 7.1%, compared with 2006, primarily as a result of reduced incentive and retirement plan accruals. Other professional fees increased in 2007, primarily due to the sub-advisory investment management services now provided by a third-party asset management firm. Occupancy expenses in 2007 increased as a result of higher rent expense and real estate taxes.

Excluding goodwill impairment, total noninterest expense for the fourth quarter of 2007 decreased $544,000, or 3.0%, from the third quarter of 2007, primarily as a result of the $1.6 million reduction in salaries and employee benefits due to lower incentive and retirement plan expense. Occupancy expenses increased $351,000 in the fourth quarter primarily as a result of the relocation of the Company’s downtown Chicago office and higher real estate tax assessments.

Income Taxes

Income tax expense was $4.6 million for the year ended December 31, 2007, notwithstanding the pre-tax loss of $5.0 million, primarily because the goodwill impairment charge of $23.2 million was not deductible for income tax purposes. Tax expense in 2006 of $2.0 million was reduced by the recognition of a $15.5 million tax benefit relating to deductions taken on prior year tax returns that had not been recognized for financial reporting purposes. During 2006, tax liabilities established for these tax uncertainties were no longer required primarily as a result of the expiration of the statute of limitations with respect to the Company’s 2002 federal income tax return.

An income tax benefit of $5.1 million was recognized for the fourth quarter of 2007, as compared with income tax expense of $3.2 million for the third quarter. The pre-tax loss in the fourth quarter resulted in the recognition of an income tax benefit.

Investment Securities

The following table presents the composition of the Company’s investment portfolio as of the dates indicated:

	Dec. 31, 2007		Sept. 30, 2007		Dec. 31, 2006
	Balance	Percent of Investments	Balance	Percent of Investments	Balance	Percent of Investments
	(dollars in thousands)
Available-for-sale (1):
U.S. government agency securities	$106,113	12.0%	$130,232	16.3%	$155,591	23.3%
Collateralized mortgage obligations	163,749	18.5	166,391	20.8	161,439	24.1
Mortgage-backed securities	470,874	53.3	358,632	44.7	203,798	30.5
State and municipal obligations	143,466	16.2	145,327	18.2	147,982	22.1

Total available-for-sale	884,202	100.0	800,582	100.0	668,810	100.0

Held-to-maturity (2):
Other debt securities	25	0.0	25	0.0	275	0.0

Total	$884,227	100.0%	$800,607	100.0%	$669,085	100.0%

(1)	Based on estimated fair value.
(2)	Based on amortized cost.

Investment securities at December 31, 2007 increased $215.1 million, or 32.2%, compared with December 31, 2006, and $83.6 million, or 10.4%, compared with September 30, 2007. During the second half of 2007, the Company purchased $314.1 million of investment securities, primarily in the form of government-sponsored-enterprise issued mortgage-backed securities. At December 31, 2007, the unrealized loss on available for sale securities totaled $4.8 million, or 0.54%, of the portfolio’s book value. None of the Company’s mortgage-related securities are collateralized by sub-prime mortgages and all were rated at least investment grade at December 31, 2007. No impairment losses on investment securities were incurred during 2007.

Loan Portfolio

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	Dec. 31, 2007		Sept. 30, 2007		Dec. 31, 2006
	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans
	(dollars in thousands)
Commercial and industrial	$850,196	33.6%	$823,724	32.8%	$770,863	30.8%
Commercial real estate secured	839,629	33.1	852,734	34.0	791,962	31.7
Real estate-construction	671,678	26.5	659,056	26.3	744,317	29.8

Total commercial loans	2,361,503	93.2	2,335,514	93.1	2,307,142	92.3

Residential real estate mortgages	60,195	2.4	61,356	2.4	62,453	2.5
Home equity loans and lines of credit	99,696	3.9	99,560	4.0	116,516	4.6
Consumer	10,551	0.4	11,369	0.5	13,237	0.5
Other loans	1,421	0.1	1,094	0.0	1,396	0.1

Total consumer-oriented loans	171,863	6.8	173,379	6.9	193,602	7.7

Gross loans	2,533,366	100.0%	2,508,893	100.0%	2,500,744	100.0%

Less: Unearned discount	(33)		(39)		(59)

Total loans	$2,533,333		$2,508,854		$2,500,685

Total loans at December 31, 2007 increased $32.6 million, or 1.3%, compared with December 31, 2006. Total commercial and industrial (C&I) loans at December 31, 2007 increased $79.3 million, or 10.3%, from December 31, 2006. Commercial real estate secured loans increased $47.7 million, or 6.0%, from December 31, 2006. The decline in commercial real estate secured loans from the third quarter of 2007 was primarily from pay-downs on loans secured by retail shopping centers. Real estate – construction loans declined $72.6 million, or 9.8%, compared to December 31, 2006. The decline in real estate-construction loans from 2006 was primarily in loans to developers of residential properties. The increase in real estate construction loans from the third quarter of 2007 was primarily in loans for commercial property development. Consumer-oriented loans declined $21.7 million, or 11.2%, from December 31, 2006, an anticipated decline that reflects the Company’s strategic decision in 2002 to withdraw from third-party originated loans.

Asset Quality

Nonperforming assets were $78.3 million, or 2.20% of total assets on December 31, 2007, compared with $56.8 million, or 1.65% of total assets on September 30, 2007, and $33.6 million, or 0.99% of total assets on December 31, 2006. The majority of the increase in nonperforming assets from September 30, 2007 to December 31, 2007 related to a single loan for $19.1 million relating to residential land development. The downturn in the residential housing markets accelerated during the fourth quarter of 2007. The combination of lower sales volumes and weaker pricing put pressure on the liquidity of our customers, particularly those engaged in residential land development.

The following table presents nonperforming assets and related data as of the dates indicated:

	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,253	$4,311	$10,046
Nonaccrual loans:
Commercial and industrial	5,069	4,539	4,686
Commercial real estate secured	10,935	6,186	1,037
Real estate – construction	52,412	35,554	15,570
All other loan types	2,996	3,227	1,818

Total nonaccrual loans	71,412	49,506	23,111

Total nonperforming loans	75,665	53,817	33,157
Other real estate owned	2,606	2,947	412

Total nonperforming assets	$78,271	$56,764	$33,569

Nonperforming loans to total loans	2.99%	2.15%	1.33%
Nonperforming assets to total loans plus repossessed property	3.09%	2.26%	1.34%
Nonperforming assets to total assets	2.20%	1.65%	0.99%

The following tables present data related to nonaccrual loans by dollar amount and collateral category at December 31, 2007:

Nonaccrual loans by dollar range	Number of Borrowers	Number of Loans	Amount
	(dollars in thousands)
$15.0 million or more	1	1	$19,083
$10.0 million to $14.9 million	2	5	26,333
$5.0 million to $9.9 million	—	—	—
$1.0 million to 4.9 million	8	15	19,235
Under $1.0 million	56	58	6,761

Total nonaccrual loans	67	79	$71,412

Nonaccrual loans by collateral category	Number of Borrowers	Number of Loans	Amount
	(dollars in thousands)
Residential land development	2	5	$33,625
Residential construction	5	10	19,353
Income producing properties	5	6	10,679
C&I blanket liens	9	10	3,270
All other	46	48	4,485

Total nonaccrual loans	67	79	$71,412

The Company classifies all nonaccrual commercial loans as impaired, as well as those accruing commercial loans that it believes to have higher risk of noncompliance with the contractual repayment schedule for both interest and principal. Once a loan has been determined to be impaired, it is measured to establish the amount of the impairment, if any, based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that collateral-dependent loans may be measured for impairment based upon an estimate of the fair value of the collateral, less cost to sell. The following table presents impaired loans and the related allowance for loan losses for impaired loans as of the dates indicated:

	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
	(in thousands)
Recorded balance of impaired loans	$90,972	$52,009	$24,136
Allowance for loan losses related to impaired loans	$9,375	$3,708	$2,528

Impaired loans at December 31, 2007 increased $39.0 million, or 74.9%, compared with September 30, 2007, and the allowance for loan losses related to impaired loans increased $5.7 million from the third quarter.

Allowance for Loan Losses

The following table presents the activity in the Company’s allowance for loan losses and related data for the periods indicated:

	For Three Months Ended			For Year Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
	(dollars in thousands)
Average total loans	$2,494,125	$2,531,985	$2,451,614	$2,507,395	$2,430,590

Total loans at end of period	$2,533,333	$2,508,854	$2,500,685	$2,533,333	$2,500,685

Allowance for loan losses:
Allowance at beginning of period	$40,430	$39,799	$36,892	$37,516	$37,481
Net (charge-offs) recoveries:
Commercial and commercial real estate	(2,264)	(432)	361	(4,086)	(4,415)
Real estate – construction	(5,589)	(2,219)	(504)	(8,872)	(1,058)
Residential real estate mortgages and consumer loans	(896)	(118)	(133)	(1,777)	(492)

Total net charge-offs	(8,749)	(2,769)	(276)	(14,735)	(5,965)
Provision for loan losses	23,000	3,400	900	31,900	6,000

Allowance at end of period	$54,681	$40,430	$37,516	$54,681	$37,516

Annualized net charge-offs to average total loans	1.40%	0.44%	0.04%	0.59%	0.25%
Allowance to total loans at end of period	2.16%	1.61%	1.50%	2.16%	1.50%
Allowance to nonperforming loans	72.27%	75.12%	113.15%	72.27%	113.15%

Net charge-offs for the year ended December 31, 2007 were $14.7 million, or 0.59% of average loans, compared with $6.0 million, or 0.25% of average loans for 2006. The increase related primarily to loans for residential real estate development. Net charge-offs for the fourth quarter were $8.7 million, compared with $2.8 million in the third quarter of 2007.

The allowance for loan losses on December 31, 2007 was $54.7 million, or 2.16% of total loans, compared with $37.5 million, or 1.50% of total loans, on December 31, 2006, and $40.4 million, or 1.61% of total loans, on September 30, 2007.

The provision for loan losses was $31.9 million for the year ended December 31, 2007, compared with $6.0 million in 2006. The increases in net charge-offs, nonperforming loans and the amount of performing loans that have been assessed by the Company as having higher credit risk, and therefore receiving heighten monitoring, caused the Company to increase its allowance for loans losses through the provision for loan losses in 2007.

Funding Liabilities

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	Dec. 31, 2007		Sept. 30, 2007		Dec. 31, 2006
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
In-market deposits:
Noninterest-bearing deposits	$419,203	16.2%	$393,447	15.1%	$406,369	15.5%
NOW accounts	75,791	2.9	78,113	3.0	87,451	3.3
Savings deposits	50,555	2.0	52,908	2.0	60,668	2.3
Money market accounts	752,827	29.1	735,512	28.4	696,394	26.5
Customer certificates of deposit	548,268	21.1	519,572	20.0	525,453	20.0
Public time deposits	51,674	2.0	60,147	2.3	76,331	2.9

Total in-market deposits	1,898,318	73.3	1,839,699	70.8	1,852,666	70.5

Out-of-market deposits:
Brokered money market deposits	49,443	1.9	62,515	2.4	59,613	2.3
Out-of-local-market certificates of deposit	113,659	4.4	117,034	4.5	114,536	4.3
Brokered certificates of deposit	527,641	20.4	578,640	22.3	601,849	22.9

Total out-of-market deposits	690,743	26.7	758,189	29.2	775,998	29.5

Total deposits	$2,589,061	100.0%	$2,597,888	100.0%	$2,628,664	100.0%

Average total deposits for the fourth quarter of 2007 declined $39.6 million, or 1.5%, compared with the fourth quarter of 2006. Average in-market deposits increased $45.7 million in 2007, primarily as result of an increase in money market accounts. Average out-of-market deposits decreased $85.3 million in 2007. In comparison to the third quarter of 2007, average in-market deposits increased $58.6 million primarily as a result of increased certificates of deposit, noninterest-bearing deposits and money market accounts. Average out-of-market deposits for the fourth quarter decreased $67.4 million compared with the third quarter of 2007, as maturing brokered certificates of deposit were not replaced.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
	(in thousands)
In-market deposits:
Noninterest-bearing deposits	$471,770	$394,939	$447,862
NOW accounts	76,572	77,730	82,484
Savings accounts	49,386	52,143	59,523
Money market accounts	707,829	742,637	742,859
Customer certificates of deposit	543,443	543,999	516,624
Public time deposits	52,895	50,255	68,580

Total in-market deposits	1,901,895	1,861,703	1,917,932

Out-of-market deposits:
Brokered money market deposits	55,507	52,895	65,090
Out-of-local-market certificates of deposit	117,159	115,453	105,119
Brokered certificates of deposit	505,631	561,587	551,786

Total out-of-market deposits	678,297	729,935	721,995

Total deposits	$2,580,192	$2,591,638	$2,639,927

Total deposits were $2.58 billion on December 31, 2007, a decrease of $59.7 million from December 31, 2006, and a decrease of $11.4 million from September 30, 2007. In-market deposits on December 31, 2007 were $16.0 million lower than on December 31, 2006 and $40.2 higher than on September 30, 2007. Noninterest-bearing deposits were $23.9 million higher and certificates of deposit were $26.8 million higher on December 31, 2007 compared with December 31, 2006. Noninterest-bearing deposits relating to corporate trust services approximated $62 million at both December 31, 2007 and 2006.

Capital Resources

Both the Company and Cole Taylor Bank are considered “well capitalized” under capital guidelines for bank holding companies and banks. The Company’s and Cole Taylor Bank’s capital ratios at December 31, 2007 were as follows:

	AMOUNT	RATIO
	(dollars in thousands)
Total Capital (to Risk Weighted Assets)
Taylor Capital Group, Inc.	$368,228	12.73%
Cole Taylor Bank	342,647	11.87
Tier I Capital (to Risk Weighted Assets)
Taylor Capital Group, Inc.	331,838	11.47
Cole Taylor Bank	306,333	10.61
Leverage (to average assets)
Taylor Capital Group, Inc.	331,838	9.44
Cole Taylor Bank	306,333	8.74

Stock Repurchase Program

During 2007, the Company repurchased 629,661 shares of its common stock under its stock repurchase program at a total cost of $17.6 million. Total shares outstanding at December 31, 2007 were 10,551,994, compared with 11,131,059 at December 31, 2006. Stock repurchases in the fourth quarter of 2007 totaled 254,900 shares at a cost of $6.5 million.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.6 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes and employee turnover; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2006 Annual Report on Form 10-K filed with the SEC on March 15, 2007. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Ilene Stevens

847-653-7731

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) December 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$83,561	$134,920
Investment securities	884,227	669,085
Loans, net of allowance for loan losses of $54,681 and $37,516 at December 31, 2007 and 2006, respectively	2,478,652	2,463,169
Premises, leasehold improvements and equipment, net	16,109	14,799
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	15,310	11,805
Other real estate and repossessed assets, net	2,606	412
Goodwill	—	23,237
Other assets	71,072	62,240

Total assets	$3,551,537	$3,379,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$471,770	$447,862
Interest-bearing	2,108,422	2,192,065

Total deposits	2,580,192	2,639,927
Other borrowings	389,054	262,319
Accrued interest, taxes and other liabilities	41,354	39,622
FHLB advances	205,000	80,000
Junior subordinated debentures	86,607	86,607

Total liabilities	3,302,207	3,108,475

Stockholders’ equity:
Preferred stock	—	—
Common stock	115	115
Surplus	197,214	194,687
Retained earnings	75,145	89,045
Accumulated other comprehensive income (loss), net	1,492	(5,598)
Treasury stock	(24,636)	(7,057)

Total stockholders’ equity	249,330	271,192

Total liabilities and stockholders’ equity	$3,551,537	$3,379,667

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For Year Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Interest income:
Interest and fees on loans	$45,916	$49,226	$48,826	$192,530	$188,375
Interest and dividends on investment securities:
Taxable	9,115	6,113	6,120	26,643	24,779
Tax-exempt	1,506	1,516	1,550	6,076	5,554
Interest on cash equivalents	342	628	1,103	1,810	2,292

Total interest income	56,879	57,483	57,599	227,059	221,000

Interest expense:
Deposits	23,932	25,216	24,259	97,030	87,266
Other borrowings	3,007	2,497	2,636	11,051	10,622
FHLB advances	2,447	1,475	1,089	6,342	4,105
Junior subordinated debentures	2,006	1,988	1,986	7,931	7,815

Total interest expense	31,392	31,176	29,970	122,354	109,808

Net interest income	25,487	26,307	27,629	104,705	111,192
Provision for loan losses	23,000	3,400	900	31,900	6,000

Net interest income after provision for loan losses	2,487	22,907	26,729	72,805	105,192

Noninterest income:
Service charges	2,022	1,982	1,961	7,709	7,738
Trust and investment management fees	1,017	890	1,160	3,864	4,155
Loan syndication fees	—	2,200	817	2,600	1,317
Other derivative income (expense)	270	159	(42)	392	494
Other noninterest income	573	332	807	2,146	2,561

Total noninterest income	3,882	5,563	4,703	16,711	16,265

Noninterest expense:
Salaries and employee benefits	8,325	9,916	10,047	37,771	40,652
Goodwill impairment	23,237	—	—	23,237	—
Occupancy of premises	2,529	2,178	1,899	8,673	7,842
Furniture and equipment	929	803	861	3,431	3,627
Legal fees, net	566	442	847	2,464	2,166
Other professional services	688	555	431	2,427	1,629
Computer processing	468	389	417	1,737	1,758
Advertising and public relations	474	490	523	1,510	1,525
Other noninterest expense	3,536	3,286	3,682	13,275	14,060

Total noninterest expense	40,752	18,059	18,707	94,525	73,259

Income (loss) before income taxes	(34,383)	10,411	12,725	(5,009)	48,198
Income tax expense (benefit)	(5,118)	3,190	618	4,561	2,035

Net income (loss)	$(29,265)	$7,221	$12,107	$(9,570)	$46,163

Basic earnings (loss) per common share	$(2.78)	$0.68	$1.10	$(0.89)	$4.22
Diluted earnings (loss) per common share	(2.78)	0.67	1.09	(0.89)	4.15

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date		2007				2006 Fourth Quarter
	Dec. 31,		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2007	2006
Condensed Income Data:
Interest income	$227,059	$221,000	$56,879	$57,483	$56,691	$56,006	$57,599
Interest expense	122,354	109,808	31,392	31,176	30,235	29,551	29,970

Net interest income	104,705	111,192	25,487	26,307	26,456	26,455	27,629
Provision for loan losses	31,900	6,000	23,000	3,400	1,900	3,600	900

Net interest income after provision for loan losses	72,805	105,192	2,487	22,907	24,556	22,855	26,729
Noninterest income:
Service charges	7,709	7,738	2,022	1,982	1,895	1,810	1,961
Trust and investment mgmt. fees	3,864	4,155	1,017	890	1,005	952	1,160
Other derivative income (expense)	392	494	270	159	(61)	24	(42)
Other	4,746	3,878	573	2,532	1,165	476	1,624

Total noninterest income	16,711	16,265	3,882	5,563	4,004	3,262	4,703
Noninterest expense:
Salaries and employee benefits	37,771	40,652	8,325	9,916	9,916	9,614	10,047
Goodwill Impairment	23,237	—	23,237	—	—	—	—
Occupancy, furniture and equipment	12,104	11,469	3,458	2,981	2,905	2,760	2,760
Legal fees, net	2,464	2,166	566	442	649	807	847
Advertising and public relations	1,510	1,525	474	490	203	343	523
Other	17,439	17,447	4,692	4,230	3,979	4,538	4,530

Total noninterest expense	94,525	73,259	40,752	18,059	17,652	18,062	18,707

Income (loss) before income taxes	(5,009)	48,198	(34,383)	10,411	10,908	8,055	12,725
Income tax expense (benefit)	4,561	2,035	(5,118)	3,190	3,756	2,733	618

Net income (loss)	$(9,570)	$46,163	$(29,265)	$7,221	$7,152	$5,322	$12,107

Per Share Data:
Net income (loss) per common share:
Basic	$(0.89)	$4.22	$(2.78)	$0.68	$0.65	$0.48	$1.10
Diluted	(0.89)	4.15	(2.78)	0.67	0.65	0.48	1.09
Cash dividends per common share	0.40	0.28	0.10	0.10	0.10	0.10	0.10
Book value per common share	23.63	24.36	23.63	26.00	24.72	25.00	24.36
Tangible book value per common share (1)	23.63	22.28	23.63	23.85	22.57	22.92	22.28
Dividend payout ratio	NM	6.75%	NM	14.93%	15.38%	20.83%	9.17%
Weighted average shares-basic	10,782,316	10,940,162	10,516,220	10,687,516	10,921,043	11,012,124	10,994,326
Weighted average shares-diluted	10,782,316	11,118,818	10,516,220	10,784,289	11,043,509	11,162,769	11,136,919
Shares outstanding-end of period	10,551,994	11,131,059	10,551,994	10,809,875	10,821,975	11,126,642	11,131,059

Average Balance Sheet Data (2):
Total assets	$3,361,611	$3,291,315	$3,513,607	$3,346,412	$3,287,336	$3,296,874	$3,346,485
Investments	711,170	707,938	875,480	664,970	643,551	658,805	700,351
Cash equivalents	35,731	45,284	29,621	49,087	24,261	39,922	82,170
Loans	2,507,395	2,430,590	2,494,125	2,531,985	2,516,236	2,486,884	2,451,614
Total interest-earning assets	3,254,296	3,183,812	3,399,226	3,246,042	3,184,048	3,185,611	3,234,135
Interest-bearing deposits	2,175,691	2,169,151	2,169,858	2,204,441	2,153,290	2,174,916	2,222,295
Borrowings	388,287	344,422	512,638	348,998	352,213	337,810	323,800
Junior subordinated debentures	86,607	87,067	86,607	86,607	86,607	86,607	86,607
Total interest-bearing liabilities	2,650,585	2,600,640	2,769,103	2,640,046	2,592,110	2,599,333	2,632,702
Noninterest-bearing deposits	393,494	401,258	419,203	393,447	379,243	381,670	406,369
Total stockholders’ equity	276,090	236,166	283,479	271,745	276,306	272,760	263,054

Performance Ratios (annualized):
Return (loss) on average assets	-0.28%	1.40%	-3.33%	0.86%	0.87%	0.65%	1.45%
Return (loss) on average equity	-3.47%	19.55%	-41.29%	10.63%	10.35%	7.80%	18.41%
Efficiency ratio (3)	77.85%	57.48%	138.76%	56.66%	57.95%	60.78%	57.86%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$104,705	$111,192	$25,487	$26,307	$26,456	$26,455	$27,629
Add: Tax equivalent adjust.-investment (4)	3,272	2,991	812	816	820	824	835
Tax equivalent adjust.-loans (4)	240	353	57	62	63	58	85

Tax equivalent net interest income	$108,217	$114,536	$26,356	$27,185	$27,339	$27,337	$28,549

Net interest margin without tax adjust.	3.22%	3.49%	2.98%	3.22%	3.33%	3.36%	3.40%
Net interest margin - tax equivalent (4)	3.33%	3.60%	3.08%	3.33%	3.44%	3.47%	3.51%
Yield on earning assets without tax adjust.	6.98%	6.94%	6.65%	7.03%	7.14%	7.11%	7.08%
Yield on earning assets - tax equivalent (4)	7.09%	7.05%	6.75%	7.14%	7.25%	7.23%	7.19%
Yield on interest-bearing liabilities	4.62%	4.22%	4.50%	4.69%	4.68%	4.61%	4.52%
Net interest spread - without tax adjust.	2.36%	2.72%	2.15%	2.35%	2.46%	2.50%	2.56%
Net interest spread - tax equivalent (4)	2.47%	2.83%	2.25%	2.45%	2.57%	2.62%	2.67%
Average interest-earning assets to average interest-bearing liabilities	122.78%	122.42%	122.76%	122.95%	122.84%	122.55%	122.84%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Dec. 31, 2007	Dec. 31, 2006	Sept. 30, 2007	June 30, 2007	Mar. 31, 2007
Condensed Balance Sheet Data:
Total assets	$3,551,537	$3,379,667	$3,445,227	$3,299,684	$3,253,160
Investment securities	884,227	669,085	800,607	610,239	628,124
Total loans	2,533,333	2,500,685	2,508,854	2,562,000	2,501,508
Allowance for loan losses	54,681	37,516	40,430	39,799	38,330
Goodwill	—	23,237	23,237	23,237	23,237
Total deposits	2,580,192	2,639,927	2,591,638	2,512,255	2,492,373
Other borrowings	389,054	262,319	303,234	291,095	275,834
FHLB advances	205,000	80,000	145,000	105,000	80,000
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607
Total stockholders’ equity	249,330	271,192	281,051	267,516	278,218

Asset Quality Ratios:
Nonperforming loans	$75,665	$33,157	$53,817	$36,201	$27,228
Nonperforming assets	78,271	33,569	56,764	37,144	27,579
Allowance for loan losses to total loans	2.16%	1.50%	1.61%	1.55%	1.53%
Allowance for loan losses to nonperforming loans	72.27%	113.15%	75.12%	109.94%	140.77%
Net charge-offs to average total loans (5)	0.59%	0.25%	0.32%	0.26%	0.45%
Nonperforming assets to total loans plus repossessed property	3.09%	1.34%	2.26%	1.45%	1.10%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	7.02%	8.02%	8.16%	8.11%	8.55%
Total tangible equity to assets (1)	7.02%	7.34%	7.48%	7.40%	7.84%
Average stockholders’ equity to average assets (6)	8.21%	7.18%	8.26%	8.34%	8.27%

NM	Not meaningful

Footnotes:

(1)	Tangible equity excludes goodwill.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.